Exhibit 10.1

AMENDMENT NO. 1
TO AMENDED AND RESTATED DEALER MANAGER AGREEMENT

This AMENDMENT NO. 1 TO AMENDED AND RESTATED DEALER MANAGER AGREEMENT (this “Amendment”) is made and entered into as of this 5th day of October, 2016, by and between Cole Credit Property Trust V, Inc., a Maryland corporation (the “Company”), and Cole Capital Corporation (the “Dealer Manager”).

RECITALS

WHEREAS, the Company previously filed a Registration Statement on Form S-11 (File No. 333-189891) to register for offer and sale up to an aggregate of $2,975,000,000 in shares of its Class A common stock and Class T common stock (collectively, the “Shares”), consisting of up to $2,500,000,000 in Shares pursuant to the primary offering and up to $475,000,000 in Shares pursuant to the Company’s distribution reinvestment plan (the “Offering”), which Offering was declared effective by the United States Securities and Exchange Commission on March 17, 2014;

WHEREAS, in connection with the Offering, the Company and the Dealer Manager have entered into the Amended and Restated Dealer Manager Agreement dated April 29, 2016 (the “Dealer Manager Agreement”) and the Dealer Manager has entered into Selected Dealer Agreements, dated various dates, with participating dealers; and

WHEREAS, the Company has determined to modify certain terms of the distribution and stockholder servicing fee paid with respect to shares of Class T common stock.

NOW, THEREFORE, the Company and the Dealer Manager hereby modify and amend the Dealer Manager Agreement and agree as follows:

1.    Defined Terms. Capitalized terms used but not defined herein shall have the meanings set forth in the Dealer Manager Agreement.

2.    Section 3.3 of the Dealer Manager Agreement is hereby removed and replaced with the following:

“3.3    Except as provided in the “Plan of Distribution” section of the Prospectus, as compensation for the services rendered by the Dealer Manager, the Company agrees that it will pay to the Dealer Manager selling commissions in the amount of 7.0% of the gross proceeds of the Class A Shares sold and 3.0% of the gross proceeds of the Class T Shares sold, plus a dealer manager fee in the amount of 2.0% of the gross proceeds of the Shares sold to the public; provided, however, that there shall be no selling commissions and no dealer manager fees paid for sales of Shares under the Company’s distribution reinvestment plan. In addition, the Company agrees that it will pay to the Dealer Manager a monthly distribution and stockholder servicing fee that will be calculated on a daily basis in an amount equal to 1/365th of 1.0% of the Company’s per share NAV of Class T Shares sold, excluding Class T Shares sold pursuant to the distribution reinvestment plan. The Company will cease paying the distribution and stockholder servicing fee with respect to Class T Shares sold in the Offering at the earliest of (i) the end of the month in which the transfer agent, on behalf of the Company, determines that total distribution and stockholder servicing fees paid by a stockholder within his or her individual account would be equal to 4.0% of the stockholder’s total gross investment amount at the time of the purchase of the primary Class T shares held in such account; (ii) the date on which the aggregate underwriting compensation from all sources equals 10.0% of the gross proceeds from the sale of Shares, excluding Shares sold pursuant to the distribution reinvestment plan; (iii) the fourth anniversary of the last day of the month in which the Offering (excluding the offering of shares pursuant to the Company’s distribution reinvestment plan offering) terminates; (iv) the date such Class T share is no longer outstanding; and (v) the date the Company effects a liquidity event. The distribution and stockholder servicing fee relates to the share or shares sold. Payments to the Dealer Manager shall be made by the end of the week following the week in which Shares are sold by wire transfer of immediately available funds to an account designated by the Dealer Manager. Notwithstanding the foregoing, the Dealer Manager will reallow all of the selling commissions to Dealers. The Dealer Manager also may reallow all or a portion of the dealer manager fee and the distribution and stockholder servicing fee to Dealers; provided, however, that with respect to any individual investment, the Dealer Manager will not re-allow the related distribution and stockholder servicing fee to a Dealer if such Dealer ceases to hold the account related to such investment. In addition, the Dealer Manager will not reallow the distribution and stockholder servicing fee to any Dealer if such Dealer has not executed a Selected Dealer Agreement with the Dealer Manager or if the Dealer’s previously executed Selected Dealer Agreement with the Dealer Manager is terminated. In any instance in which the Dealer Manager does not re-allow the distribution and stockholder servicing fee to a Dealer, the Dealer Manager will return such fee to the Company. If, for any reason, a sale is cancelled or rescinded, the Dealer Manager shall return to the Company the selling commission, the dealer manager fee and the distribution and stockholder servicing fee paid to it with respect to such sale. The Company will not be liable or responsible to any Dealer for direct payment of commissions to such Dealer, it being the sole and exclusive responsibility of the Dealer Manager to make payment of commissions to Dealers. Notwithstanding the above, at its discretion, the Company may act as agent of the Dealer Manager by making direct payment of commissions to such Dealers without incurring any liability therefore.”

3.    Section IV of the Selected Dealer Agreement, attached as Exhibit A to the Dealer Manager Agreement, is hereby removed and replaced with the following:

“IV. Dealers’ Commissions

Except for discounts described in or as otherwise provided in the “Plan of Distribution” section of the Prospectus, the Dealer’s selling commission applicable to the total public offering price of Shares sold by the Dealer which it is authorized to sell hereunder is 7.0% of the gross proceeds of the Class A Shares sold by it and accepted and confirmed by the Company and 3.0% of the gross proceeds of the Class T Shares sold by it and accepted and confirmed by the Company, which commission will be paid by the Dealer Manager; provided, however, that no selling commissions shall be paid with respect to sales of Shares issued and sold pursuant to the Company’s distribution reinvestment plan. In addition, the Dealer shall provide ongoing services to holders of Class T Shares in accordance with the Dealer’s internal policies and procedures, which ongoing services may include, but are not limited to, (a) offering to meet with the holder of the Class T Share no less than annually to provide overall guidance on the stockholder’s investment in the Company, including discussing the mechanics of the Company’s distribution reinvestment plan, the Company’s share redemption program or a tender offer, or to answer questions about their customer account statement or valuations, and (b) discussing with the holder of the Class T Share, upon such stockholder’s request, any questions related to the stockholder’s investment in the Company. As compensation for such ongoing services to holders of Class T Shares, the Dealer will be paid a monthly distribution and stockholder servicing fee that will be calculated on a daily basis in an amount equal to 1/365th of 1.0% of the amount of the Company’s per share NAV of Class T Shares sold, excluding Class T Shares sold pursuant to the distribution reinvestment plan. The Dealer shall not receive any distribution and stockholder servicing fee with respect to Class A Shares, although the Dealer may, in its sole discretion, provide ongoing services to holders of Class A Shares similar to those services provided to holders of Class T Shares. The Dealer will no longer be entitled to the distribution and stockholder servicing fee with respect to Class T Shares sold in the Offering at the earliest of (i) the end of the month in which the transfer agent, on behalf of the Company, determines that total distribution and stockholder servicing fees paid by a stockholder within his or her individual account would be equal to 4.0% of the stockholder’s total gross investment amount at the time of the purchase of the primary Class T Shares held in such account; (ii) the date on which the aggregate underwriting compensation from all sources equals 10.0% of the gross proceeds from the sale of Shares, excluding Shares sold pursuant to the distribution reinvestment plan; (iii) the fourth anniversary of the last day of the month in which the Offering (excluding the offering of shares pursuant to the Company’s distribution reinvestment plan offering) terminates; (iv) the date such Class T Share is no longer outstanding; and (v) the date the Company effects a liquidity event. The distribution and stockholder servicing fee relates to the share or shares sold. The Dealer will not receive a distribution and stockholder servicing fee if such Dealer has not executed a Selected Dealer Agreement with the Dealer Manager or if such Dealer’s previously executed Selected Dealer Agreement with the Dealer Manager is terminated pursuant to the provisions of Article XI of this Selected Dealer Agreement; and provided further, that with respect to any individual investment, the Dealer will not receive a distribution and stockholder servicing fee if such Dealer ceases to hold the account related to such investment. For these purposes, a “sale of Shares” shall occur if, and only if, a transaction has closed with a securities purchaser pursuant to all applicable offering and subscription documents, and the Company has thereafter distributed the commission to the Dealer Manager in connection with such transaction. The Dealer hereby waives any and all rights to receive payment of commissions due until such time as the Dealer Manager is in receipt of the commission from the Company. In addition, as set forth in the Prospectus, the Dealer Manager may, in its sole discretion, reallow out of its dealer manager fee a marketing fee and its due diligence expense reimbursement portion of the dealer manager fee, based on such factors as the number of Shares sold by such participating Dealer, the assistance of such Dealer in marketing the offering of Shares, and bona fide conference fees incurred.

The parties hereby agree that the foregoing commission is not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Shares, that the Company is not liable or responsible for the direct payment of such commission to the Dealer, and that Dealer’s interest in the offering is limited to such commission from the Dealer Manager and to the Dealer’s indemnity rights referred to in Section 4 of the Dealer Manager Agreement.

The Dealer acknowledges that the Company may reimburse its advisor for underwriting expenses not covered by the selling commissions, dealer manager fee and distribution and stockholder servicing fee set forth in Section 3.3 of the Dealer Manager Agreement, but only to the extent that the total of such reimbursements for underwriting expenses and the selling commissions, dealer manager fee and distribution and stockholder servicing fee set forth in Section 3.3 of the Dealer Manager Agreement is no more than 10.0% of the gross offering proceeds of the Shares sold in the Offering, excluding proceeds from the distribution reinvestment plan. In no event will total underwriting compensation exceed 10.0% of the gross proceeds of the Shares sold in the Offering, excluding proceeds from the distribution reinvestment plan.

The Dealer acknowledges that the Dealer Manager intends to pay transaction-based compensation to the Dealer Manager’s wholesalers in connection with sales of Shares, and that such transaction-based compensation may, and likely will, be different from the amount of transaction-based compensation the Dealer Manager will pay its wholesalers in connection with sales of securities offered by other real estate investment programs sponsored by Cole Capital. Such compensation may provide a disproportionate incentive for the Dealer Manager’s wholesalers to recommend that the Dealer distribute the Shares in addition to or in lieu of securities offered by other real estate investment programs sponsored by Cole Capital, or to recommend that the Dealer distribute securities offered by other real estate investment programs sponsored by Cole Capital in addition to or in lieu of the Shares.”

4.    Amendment. This Amendment may not be amended or modified except in writing signed by all parties.

5.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Arizona.

6.    Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute a single instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

COMPANY:

COLE CREDIT PROPERTY TRUST V, INC.

By:	/s/ Nathan D. DeBacker
Name:	Nathan D. DeBacker
Title:	Chief Financial Officer and Treasurer

DEALER MANAGER:

COLE CAPITAL CORPORATION

By:	/s/ William C. Miller
Name:	William C. Miller
Title:	President

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